UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 19, 2013

FIRST FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-17122	57-0866076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2440 Mall Drive, Charleston, South Carolina  29406

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (843) 529-5933

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

Merger Agreement

On February 19, 2013, First Financial Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SCBT Financial Corporation, a South Carolina corporation (“SCBT”). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, the Company will merge with and into SCBT (the “Merger”), with SCBT continuing as the surviving corporation in the Merger. The Merger Agreement also provides that, immediately following the closing of the Merger (the “Closing”), First Federal Bank, a South Carolina banking corporation and a wholly owned subsidiary of the Company, will merge with and into SCBT, a South Carolina banking corporation and a wholly owned subsidiary of SCBT (“SCBT Bank”), with SCBT Bank continuing as the surviving bank in the merger (the “Bank Merger”). The Merger Agreement was approved by the board of directors of each of the Company and SCBT.

Subject to the terms and conditions of the Merger Agreement, at the Closing of the Merger, each outstanding share of Company common stock will be converted into the right to receive 0.4237 shares of common stock of SCBT common stock, subject to the payment of cash in lieu of fractional shares. Each outstanding share of Company Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Company Preferred Stock”), will be converted into the right to receive one share of preferred stock of SCBT, to be designated Series A Fixed Rate Cumulative Perpetual Preferred Stock and having such rights, preferences and privileges as are not materially less favorable than the rights, preferences and privileges of the Company Preferred Stock.

Pursuant to the Merger Agreement, at the Closing SCBT will designate five members of the Company’s board of directors to join the boards of directors of SCBT and SCBT Bank. One of such five members will be Ms. Paula Harper Bethea and another of such members will be Mr. R. Wayne Hall.

The Merger Agreement contains customary representations and warranties from the Company and SCBT, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of the Company’s businesses during the interim period between the execution of the Merger Agreement and the Closing, (2) each party’s obligations to facilitate its shareholders’ consideration of, and voting upon, the Merger Agreement and the Merger, (3) the recommendation by the board of directors of each party in favor of approval of the Merger Agreement and the Merger by its shareholders, (4) each party’s non-solicitation obligations relating to alternative business combination transactions, and (5) SCBT’s obligation to establish an advisory board consisting of, among others, the current directors of the Company who will not serve on SCBT’s board of directors and who enter into advisory board member agreements with SCBT (the “Advisory Board Member Agreements”).

Completion of the Merger is subject to certain customary conditions, including (1) approval of the Merger Agreement by the Company’s shareholders and by SCBT’s shareholders, (2) receipt of required regulatory approvals without the imposition of a condition that would have or be reasonably likely to have a material adverse effect on the Company or SCBT, (3) the absence of any law or order prohibiting the consummation of the Merger, (4) approval of the listing on the Nasdaq Global Market of SCBT common stock to be issued in the Merger and (5) the effectiveness of the registration statement for SCBT common stock to be issued in the Merger. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (1) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (2) performance in all material respects by the other party of its obligations under the Merger Agreement, and (3) receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of the Internal Revenue Code of 1986, as amended. SCBT’s obligation to complete the Merger is further subject to additional customary conditions, including (1) the imminent occurrence of the Bank Merger, (2) the execution and delivery of an Advisory Board Member Agreement by each of the then-sitting members of the board of directors of the Company who desires to join the advisory board, and (3) the transfer of the Company’s shared loss contracts with the FDIC from the Company to SCBT without adverse modification or amendment to such contracts and without cost to SCBT.

The Merger Agreement provides certain termination rights for both the Company and SCBT and further provides that upon termination of the Merger Agreement under certain circumstances, the Company or SCBT, as applicable, will be obligated to pay the other party a termination fee of $14,900,000.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, SCBT or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, SCBT or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Advisory Board Member Agreements

SCBT will establish an advisory board consisting of each of the members of the Company’s board of directors who is not appointed to the SCBT board of directors and who desires to serve on such advisory board (each an “Advisory Board Member”), and any additional individuals appointed to the advisory board by SCBT in its sole discretion. The advisory board is expected to monitor the operations of SCBT in certain markets previously served by the Company. In connection with joining the advisory board, each Advisory Board Member will enter into an Advisory Board Member Agreement, which generally provides for each such Advisory Board Member to receive an advisory fee of $40,000 annually, paid on a monthly basis, for the three-year period immediately following the Closing. In addition, pursuant to the terms of the Advisory Board Member Agreement, each Advisory Board Member will agree to certain non-competition and non-solicitation (with respect to both customers and employees) covenants for the three-year period immediately following the Closing.

The foregoing description of the Advisory Board Member Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Advisory Board Member Agreements, which is included as Exhibit A to the Merger Agreement, filed as Exhibit 2.1 of this Form 8-K, and incorporated by reference herein.

Important Additional Information

SCBT will file a registration statement and other relevant documents concerning the transaction with the Securities and Exchange Commission and appropriate state and federal banking authorities as soon as is practical. The Company and SCBT will prepare a joint proxy statement and other relevant documents concerning the proposed transaction for their respective shareholders. The Company and SCBT shareholders are urged to read such proxy and registration statements regarding the proposed transaction as they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents because these will contain important information. You will be able to obtain a free copy of the registration statement, as well as other filings containing information about the Company and SCBT, at the SEC’s internet site (http://www.sec.gov). The documents can also be obtained, without charge, by directing a written request to either First Financial Holdings, Inc., 2440 Mall Drive, Charleston, SC 29406 Attention: Blaise Bettendorf, Chief Financial Officer, or SCBT Financial Corporation, Post Office Box 1030, Columbia, SC 29202, Attention: Richard C. Mathis, Executive Vice President and Treasurer.

The Company, SCBT and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company and SCBT in connection with the merger. Information about the directors and executive officers of SCBT and their ownership of SCBT common stock is set forth in SCBT’s most recent proxy statement as filed with the SEC, which is available at the SEC’s Internet site (http://www.sec.gov) and at the

SCBT address in the preceding paragraph. Information about the directors and executive officers of the Company and their ownership of Company common stock is set forth in the Company’s most recent proxy statement filed with the SEC and available at the SEC’s internet site and from the Company at the address set forth in the preceding paragraph. Additional information regarding the interests of these participants may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Item 9.01        Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 19, 2013, by and between SCBT Financial Corporation and First Financial Holdings, Inc.*

* The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the United States Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC.
(Registrant)

Date: February 22, 2013	By:	/s/ Blaise B. Bettendorf
Blaise B. Bettendorf
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of February 19, 2013, by and between SCBT Financial Corporation and First Financial Holdings, Inc.